Exhibit 99.1

First Data Announces Offering of $675 Million
of Senior Secured Notes

NEW YORK, August 5, 2015 — First Data Corporation (“First Data”) today announced that it intends to offer $675 million aggregate principal amount of senior secured notes due 2023 (the “Notes”), subject to market conditions. First Data intends to use the proceeds from the offering of the Notes to redeem and/or repurchase the remaining outstanding amount of its 7.375% senior secured first lien notes due 2019 and to pay related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.”  You can identify forward-looking statements because they contain words such as “believes” and “expects.”  Forward-looking statements are based on First Data’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 under the caption “Risk Factors.”

Contact

Glenn Fodor, CFA

Investor Relations

212-515-0278

investor@firstdata.com

Liidia Liuksila

Public Relations

212-515-0174

Liidia.Liuksila@firstdata.com